Exhibit 99.2

Annual Employment Growth Forecast[1] ('16 – '18)

National Average: 1.3%
2.0%
2.3%
1.1%
1.8%
0.6%
2.9%
2.2%
3.3%
2.1%
2.2%
2.0%
Atlanta
Tampa
Miami
Southern CA (4)
Houston
Dallas
Denver
Orlando
Las Vegas
Phoenix
Top 10 Markets (5)

Household Growth Forecast[1] ('16 – '18)

National Average: 1.0%
2.0%
2.0%
1.8%
1.1%
2.6%
2.1%
2.2%
2.9%
2.8%
2.5%
2.1%
Atlanta
Tampa
Miami
Southern CA (4)
Houston
Dallas
Denver
Orlando
Las Vegas
Phoenix
Top 10 Markets (5)

Household Formations and Housing Permits[2] ('16 – '18)

(#s in thousands)
36
43
17
24
8
41
44
62
41
61
45
37
20
25
23
26
15
22
29
42
28
39
Atlanta
Tampa
Miami
Southern CA (4)
Houston
Dallas
Denver
Orlando
Las Vegas
Phoenix
Top 10 Markets (5)
Total Permits
Household Growth

Average Rentership Rate[3] (4Q16)

National Average: 36%
38%
39%
41%
43%
41%
37%
37%
41%
46%
37%
40%
Atlanta
Tampa
Miami
Southern CA (3)
Houston
Dallas
Denver
Orlando
Las Vegas
Phoenix
Top 10 Markets (5)

Note: Markets represent Colony Starwood Homes's (the "Company's") top 10 markets. Source: U.S. Census Bureau, John Burns Real Estate Consulting ("JBREC"), and Bureau of Labor Statistics ("BLS").

1) Compounded Annual Growth Rate for indicated period. Data based on historical data through year end 2016. 2017 through 2018 forecasts by market are based on JBREC estimates as of February 2017.
2) Annual Averages for indicated period. Data based on historical data from year through year end 2016. 2017 through 2018 forecasts by market are based on JBREC estimates as of February 2017.
3) Rentership Rate based on 4Q 2016 data by the U.S. Census Bureau.
4) Weighted average of Riverside-San Bernardino, Los Angeles, San Diego and Ventura markets; weighted by home count.
5) Weighted average of Top10 markets, weighted by home count.

This exhibit contains estimates, forecasts and projections.  Such information is included in reliance on JBREC’s authority as an expert on such matters. The estimates, forecasts and projections prepared by JBREC are based on data (including third-party data), significant assumptions, proprietary methodologies, and the experience and judgment of JBREC. No assurance can be given regarding the accuracy or appropriateness of the assumptions and judgments made, or the methodologies used, by JBREC. There is no assurance that any of the forecasted or projected outcomes will be achieved, and shareholders should not place undue reliance on them. The application of alternative assumptions, judgments or methodologies could result in materially less favorable estimates, forecasts and projections than those contained in this exhibit. Other real estate experts have different views regarding these forecasts and projections that may be more positive or negative, including in terms of the timing, magnitude and direction of future changes.  Except as required by law, the Company is not obligated to, and does not intend to, update the statements in this exhibit to conform to actual outcomes or changes in the Company’s or JBREC’s expectations.